U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2005

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

1-6549	04-2240991
(Commission File Number)	(I.R.S. Employer Identification No.)

829 MIDDLESEX TURNPIKE, BILLERICA, MASSACHUSETTS	01821
(Address of Principal Executive Offices)	(Zip Code)

(978) 262-8700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01              Changes in Registrant’s Certifying Accountant

The Audit Committee of the Board of Directors of American Science and Engineering, Inc. (the “Company”) recently recommended, and the Board authorized, the Company’s senior management to solicit proposals from various accounting firms to provide audit and related services for the third quarter ended December 31, 2005 and fiscal year end March 31, 2006.  The Company notified PricewaterhouseCoopers (“PwC”) that it would be conducting a request for proposals for a possible change in independent registered public accountants and requested PwC to submit a proposal.  On November 3, 2005, PwC informed the Company that it would not be submitting a proposal in response to the Company’s request.

Accordingly, on November 3, 2005, PwC resigned as the Company’s independent registered public accounting firm upon completion of its procedures on the Company’s unaudited interim financial statements as of and for the three and six-month periods ended September 30, 2005 and the Form 10-Q which such unaudited interim financial statements would be included.

The reports of PwC on the financial statements for the years ended March 31, 2005 and 2004 contained no adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

Except for the material weakness in internal control over financial reporting described in this paragraph, during the years ended March 31, 2005 and 2004, and through November 3, 2005, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K. The Company and PwC reported a material weakness in the Company’s internal control over financial reporting in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005. That Annual Report stated the Company did not maintain effective controls over the review and monitoring of the accounting presentation on the sale of long-lived assets, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company has authorized PwC to respond fully to the inquiries of the successor independent registered public accounting firm regarding this material weakness and other matters.

During the years ended March 31, 2005 and 2004 and through November 3, 2005, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused PwC to make reference thereto in its reports on the financial statements of the Company for such years.

The Company provided PwC with a copy of the foregoing disclosures and requested PwC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether PwC agrees with the foregoing statements made by the Company and, if not, stating the respects in which it does not agree. A copy of the letter, dated November 9, 2005, furnished by PwC is filed as Exhibit 16.1 to this current report on Form 8-K.

 The Company has not engaged a successor independent registered public accounting firm at this time but expects to complete its review of proposals from other accounting firms and to select a new independent registered public accounting firm by mid-December, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

                                                16.1 Letter from PricewaterhouseCoopers LLP dated November 9, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2005	AMERICAN SCIENCE AND ENGINEERING, INC.

By: /s/ Anthony R. Fabiano
Anthony R. Fabiano
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated November 9, 2005 from PricewaterhouseCoopers LLP